                                                                   EXHIBIT 10.5

                        AMENDMENT TO EMPLOYMENT AGREEMENT



THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of October 10, 1997 by and between MEDIA ARTS GROUP, INC. (the "Company" or "Employer") and JOHN LACKNER ("Employee"). This Agreement is intended to replace the October 1, 1997 employment agreement between the parties in its entirety.

                                     RECITALS


A. The Company desires to engage Employee to perform certain services for the Company on the terms and conditions set forth herein.

B. The Employee desires to perform certain services for the Company on the terms and conditions set forth herein.

C. The Parties desire to amend their agreement, but for purposes of this Agreement, the effective date for the agreement shall remain the original effective date of October 1, 1997 (hereafter, the "Effective Date") so as not to affect certain rights which may already be accruing or accrued.


NOW, THEREFORE, the parties agree as follows:

                                      AGREEMENT

1.  TERM OF EMPLOYMENT:

    1.1 TERM: For the term and subject to the conditions set forth in this Agreement, the Company hereby employs Employee, for a period which shall begin on the Effective Date and shall end on October 1, 2002 or such earlier date of termination as provided in this Agreement, and Employee hereby accepts such employment. As used herein, the phrase "Employment Term" refers to the entire period of employment by the Company hereunder.

    1.2 EXTENSION OF TERM: The term set forth in Section 1.1 may be extended by written amendment to this Agreement signed by both parties. Any continued employment after the expiration of the Employment Term without such written amendment shall be on an "at will" basis and not be construed to be part of this Agreement.

2.  TITLE AND RESPONSIBILITIES:

    2.1 TITLE: Subject to the provisions of this Agreement, Employee shall serve the Company during the Employment Term as Senior Vice President, Chief Operating Officer of the Company. In this role, Employee shall have (i) oversee limited Company operations, which shall include Manufacturing, Customer Service and MIS, and (ii) perform such other duties and responsibilities as may from time to time be assigned to Employee by the Company's Board of Directors or by the President.

    2.2  EMPLOYEE RESPONSIBILITIES:  During the Employment Term, Employee shall:

     (i) devote 100% of his business time, energy and skill to the affairs of the Company as shall be necessary to perform the duties of such position and at all times during the Employment Term shall have the powers and authority which are necessary to enable him to discharge his duties in the office which he holds and which are commonly incident to such office. Employee shall promptly and faithfully observe, comply with and conform to the policies, instructions, directions, and requests of applicable senior management and the policies, rules and regulations of the Company; and

    (ii) serve the Company on a full-time, exclusive basis during the Employment Term;

   (iii) Employee shall work in the Company headquarters, currently located at 521 Charcot Ave., San Jose, CA 95131.

    2.3 COMPANY RESPONSIBILITIES: The Company shall provide Employee with the compensation, bonuses, benefits and business expense reimbursement specified elsewhere in this Agreement.

3.  SALARY, BENEFITS AND BONUS COMPENSATION:

    During the Employment Term, as full compensation for all services to be performed by Employee pursuant to this Agreement, the Company agrees to pay Employee compensation and provide Employee with benefits as set forth in this
Section 3.

    3.1 BASE COMPENSATION: The Company shall pay Employee base compensation of $175,000 per annum (the "BASE COMPENSATION") during the Employment Term, with such salary to be increased, at such times, if any, as the Board may deem appropriate, to an amount determined by the Board, which increases shall be consistent with the normal historical practices of Employer and the salary adjustments for other senior managers of Employer. The Base Compensation will be paid in equal installments in conformity with the Company's normal payroll period.

    3.2 ARTWORK BONUS: Employee shall receive from the Company an artwork bonus of $5,000 at wholesale cost, from which to purchase any of the Company's products. Employee shall receive one framed lithograph (S/N), which is produced and distributed by the Employer and which the Employee shall select, per year of employment, commencing after the first twelve months of employment.

    3.3 ADDITIONAL BENEFITS: In addition to his Base Compensation and Artwork Bonus, Employee shall:

     (i) Be granted the following options:
         a. 15,000 shares of Media Arts Group, Inc. common stock at fair market value on the Effective Date, such options to be based on the terms of the Employee Stock Option Plan and vesting over 3 years of employment (34% at one year from the Effective Date, 33% at two years from the Effective Date, and 33% at three years from the Effective Date);

         b. 18,000 shares of Media Arts Group, Inc. common stock at fair market value on October 29, 1997, such options to be based on the terms of the Employee Stock Option Plan and vesting over 3 years of employment (34% at one year from the Effective Date, 33% at two years from the Effective Date, and 33% at three years from the Effective Date);

    (ii) Receive a temporary living allowance of $2,500.00 per month, until the earlier of either a) when Employee's home sells or b) four (4) months from the Effective Date;

   (iii) Receive $500.00 auto allowance per full month of service;

    (iv) Receive $17,500.00 in relocation costs, related commissions and closing costs;

     (v) Receive a one-time moving allowance of $7,500.00;

    (vi) Participate in the Senior Manager Bonus Program or equivalent substitute program. In 1998, Employee shall receive a bonus payment of $25,000.00;

   (vii) Participate in the Company Profit Sharing Plan, if any, pursuant to the conditions of the plan;

  (viii) Receive medical, dental and vision insurance coverage for Employee and his dependents under the Company's group medical insurance plan, at a cost as set forth in the plan;

    (ix) Receive $250,000 of life insurance coverage under a life insurance plan selected by the Employer, towards which Employer will contribute the lowest cost of coverage (i.e. the cost of coverage for someone of Employee's same age, without any pre-existing conditions or other risk factors which would increase premiums above the best rate available for that age);

     (x) Be entitled to vacation, sick time and personal time off under the Company's Flexible Time Off (FTO) plan at an accrual of 13.33 hours per full month of service; and

    (xi) Receive such additional benefits as the Company may from time to time in its sole discretion determine.

4.  TERMINATION OF EMPLOYMENT:

    4.1  DEATH, DISABILITY, TERMINATION FOR JUSTIFIABLE CAUSE:   Employee's
employment pursuant to this Agreement may be terminated at any time upon thirty
(30) days written notice by the Company upon the occurrence of any of the following events;

     (i)  Death of employee;

    (ii) Disability of Employee (as defined below). For purposes of this Agreement, the term "Disability" shall mean mental incapacity to perform his duties in a normal manner for a total of three (3) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement; or

   (iii)  Justifiable Cause (as defined below) for such termination.   For
purposes of this Agreement, the term "Justifiable Cause" shall mean any of the following:

         (a) If Employee shall fail to (i) perform any of his material obligations under this Agreement and/or (ii) comply with reasonable directions from the Board, which failure continues after the Company gives Employee written notice of such failure and an opportunity for thirty (30) days to remedy such failure;

         (b) If Employee shall have engaged in willful misconduct in any material matter affecting the Company or;

         (c) If Employee shall be convicted of, or shall plead guilty or nolo contendere to, a felony where such crime materially interferes with Employee's ability to fulfill his duties under this Agreement or is otherwise materially injurious to the Company.

    4.2 CORPORATE REORGANIZATION: This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company resulting from either a merger or consolidation in which the Company is not the consolidated or surviving corporation, or a transfer of all or substantially all of the stock or assets of the Company. In the event of any such merger or consolidation or transfer of stock or assets, the Company's rights, benefits, and obligations hereunder may be assigned to the surviving or resulting corporation or the transferee of the Company's assets.

    4.3  EFFECT OF TERMINATION:   Upon any termination of this Agreement by the
Company pursuant to Section 4.1, the Company shall pay Employee (or in the event of his death, his designated beneficiary) at the end of applicable notice period the accrued and unpaid amount of the Base Compensation and Additional Benefits payable pursuant to Section 3.1 3.2 and 3.3, prorated through the date of such termination, and the Company shall have no further liability to Employee or his estate pursuant to this Agreement, including without limitation, severance compensation. If this Agreement terminates for any reason other than by the Company pursuant to Section 4.1, then, effective upon the termination of this Agreement, the Company shall pay Employee such compensation as provided in sections 3.1, 3.2, and 3.3 of this Agreement, prorated through the date of termination on a fair and equitable basis. The Company shall pay Employee all amounts due under this paragraph upon Employee's termination or as soon thereafter as is reasonably practicable.

5.  RIGHT TO COMPANY MATERIALS:   Employee agrees that all styles, designs,
lists, materials, books, files, reports, correspondence, and other documents ("COMPANY MATERIALS") used, prepared, or made available to the Employee, shall be and shall remain the property of the Company. Upon termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company; provided, however, that Employee shall be entitled to make and retain any copies thereof with respect to matters involving Employee.

6.  ANTISOLICITATION:   Employee promises and agrees that while this Agreement
continues in effect, he will not influence or attempt to influence customers or suppliers of the Company or any of its present or future affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation, or other entity then in competition with the business of the Company, or any affiliates of the Company.

7.  SOLICITING EMPLOYEES:   Employee promises and agrees that while this
Agreement continues in effect and for one year thereafter, he will not directly or indirectly solicit any of the employees of the Company or its affiliates to work for or invest in, as the case may be, any business, individual, partnership, firm, or corporation, that is in direct competition with the Company or any of its affiliates.

8.  RESTRICTION ON USE OR DISCLOSURE OF TRADE SECRETS:   It is expressly
understood that Employee may be dealing with trade secrets of the Company and its affiliates, including but not limited to information system(s), inventions and processes, all of a confidential nature, that concern the operations of the Company or its affiliates and that are the Company's property and are used in the course of the Company's business or that of its affiliates. Employee promises and agrees that he will not disclose to anyone, directly or indirectly, either while this Agreement is in effect or at any time thereafter any trade secrets learned in the course of his employment with the Company or its affiliates. Employee acknowledges that the Company may use all remedies, including injunctive relief, in order to enforce the provisions of this paragraph 8.

9.  CHOICE OF LAW AND JURISDICTION:   The validity, interpretation and effect
of this Agreement shall be governed by the laws of the State of California applicable to agreements to be performed wholly within California by California residents.

10. COUNTERPARTS:   This Agreement may be executed in counterparts, each of
which shall be an original, and all of which together shall constitute one and the same instrument.

11. NOTICES: Any notices, requests, demands and other communications under this Agreement shall be in writing and shall be delivered to the person or sent commercial courier service or postage prepaid, and addressed as follows:

The Company:       MEDIA ARTS GROUP, INC.
                   Attention: James F. Landrum, Jr.
                   521 CHARCOT  AVE.
                   SAN JOSE, CA 95131

To Employee:       JOHN LACKNER
                   31493 Bishop Gate
                   Westlake, OH 44145

Any party may from time to time change its address for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until actually received by the party sought to be charged with its contents. All notices and other communications required or permitted under this Agreement which are addressed as provided in this
Section 11 if delivered personally, shall be effective upon delivery and if delivered by mail or by commercial courier service, shall be effective five (5) days after deposit in the United States mail, postage prepaid, registered or certified, return receipt requested or upon receipt by such party from the commercial courier service, as the case may be.

12. REPRESENTATIONS OF EMPLOYEE: Employee represents and warrants that he is now (and will continue to be during the entire term of this Agreement) legally free to enter into this Agreement and to perform the duties required hereunder and that neither the execution and delivery of this Agreement nor the performance of his obligations hereunder will result in any breach or violation of any other agreement or instrument to which he is a party.

13. ENTIRE AGREEMENT ; AMENDMENTS; ASSIGNMENTS:   This Agreement constitutes
the entire agreement and understanding of the parties with respect to the matters dealt with herein (including the compensation and employment benefits to which Employee is entitled for periods from and after the Effective Date), and supersedes all negotiations, representations or agreements and all other oral, written and other communication between them concerning the subject matter hereof, and all prior arrangements with the Company concerning employment compensation and benefits for periods from and after the Effective Date. This Agreement may be amended in whole or in part only by an agreement in writing signed by all parties hereto. This Agreement and the rights and obligations hereunder shall be deemed personal to Employee and Employee may not transfer, pledge, encumber, assign, or alienate all or any part of this Agreement.

14  WAIVER:   The waiver by one party of a breach of any of the terms or conditions of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any other subsequent breach thereof.

15. FEES:   Should an action be instituted by either of the parties hereto in any court of law or equity pertaining to the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover, in addition to any judgment or decree rendered therein, all court costs and reasonable attorneys' and experts' fees and expenses.

16. FURTHER ASSURANCES: From and after the date of this Agreement, the parties hereto shall cooperate in good faith to accomplish the objectives of this Agreement and to that end agree to execute and/or deliver from time to time such further instruments and documents as may be necessary and convenient to the fulfillment of these purposes. Should any documents conflict with this Agreement, this Agreement shall control, unless such other document specifically modifies or replaces this Agreement.

17. CAPTIONS:   The Section captions inserted in this Agreement are for
convenience of reference and are not intended to influence the interpretation of this Agreement.

18. SEVERABILITY: Should any part or portion of this Agreement or any provision thereof be held invalid, illegal or void, the remainder of such part or portion of this Agreement of provision thereof shall continue in full force and effect as if the void, illegal or invalid part, portion, or provision had been deleted therefrom or never included herein. In the event that any portion of this Agreement is declared invalid, the parties hereto agree to use their best efforts to reform this Agreement in a manner consistent with their original intentions.

19. GENDER:   The use of the masculine pronoun hereunder shall not be
restrictive as to gender and shall be interpreted in all cases as the context may require.


    IN WITNESS WHEREOF, the parties have executed this Agreement effective October 10, 1997.


MEDIA ARTS GROUP, INC.


/s/ Craig A. Fleming
--------------------------------------
Craig A. Fleming, President




EMPLOYEE:


/s/ John Lackner
--------------------------------------
JOHN LACKNER